Exhibit 99.1
INGERSOLL-RAND COMPANY LIMITED
Business Review
Second Quarter and Six Months
(In millions, except percentages)

UNAUDITED

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Climate Control
Revenues	$ 727.3	$ 655.6	$ 1,364.8	$ 1,213.1
Operating income	91.5	55.3	149.5	80.4
and as a % of revenues	12.6%	8.4%	11.0%	6.6%

Industrial Solutions
Air & Productivity Solutions
Revenues	380.1	343.6	723.6	654.3
Operating income	42.3	18.4	76.1	39.6
and as a % of revenues	11.1%	5.4%	10.5%	6.1%

Dresser-Rand
Revenues	277.4	337.1	447.1	615.2
Operating income/(loss)	16.8	8.0	25.2	12.2
and as a % of revenues	6.1%	2.4%	5.6%	2.0%

Industrial Solutions
Revenues	657.5	680.7	1,170.7	1,269.5
Operating income	59.1	26.4	101.3	51.8
and as a % of revenues	9.0%	3.9%	8.6%	4.1%

Infrastructure
Revenues	886.5	716.5	1,613.1	1,315.1
Operating income	135.7	92.0	227.3	157.1
and as a % of revenues	15.3%	12.8%	14.1%	11.9%

Security & Safety
Revenues	442.6	381.1	857.3	755.8
Operating income	62.6	67.3	134.7	138.2
and as a % of revenues	14.1%	17.7%	15.7%	18.3%

Total
Revenues	$ 2,713.9	$ 2,433.9	$ 5,005.9	$ 4,553.5
Operating income	348.9	241.0	612.8	427.5
and as a % of revenues	12.9%	9.9%	12.2%	9.4%

Unallocated corporate expense	(14.4)	(32.5)	(41.4)	(59.1)

Consolidated operating income	$ 334.5	$ 208.5	$ 571.4	$ 368.4
and as a % of revenues	12.3%	8.6%	11.4%	8.1%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION